Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2019

•	Revenue: $604 million for the fourth quarter and $2.22 billion for the year (9% organic growth)

•	EBITDA Margin: 9.0% for the fourth quarter and 8.7% for the year

•	Diluted EPS: $1.00 for the fourth quarter and $2.83 for the year

•	Adjusted Diluted EPS: $0.81 for the fourth quarter and $2.91 for the year

•	Book-to-Bill Ratio: 0.7 for the fourth quarter and 1.3 for the year

•	Cash Flow from Operations: $221 million for the year (1.9 times Net Income)

•	2019 performance above the high end of guidance on all metrics

•	Raises quarterly cash dividend from $0.27 by 19% to $0.32 per share

HERNDON, Va., February 19, 2020 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2019, which ended December 31, 2019.

"ManTech's steadfast mission-first, customer-focused strategy, combined with our innovation and strong program execution continues to produce outstanding financial performance. For the fourth consecutive year, ManTech delivered accelerating organic revenue growth, increased profitability, robust cash flow and demonstrated continued business development momentum. Customer appetite for ManTech's differentiated solutions remains strong, giving us confidence in our future growth prospects," said ManTech President and Chief Executive Officer Kevin M. Phillips.

Summary Operating Results

	Three Months Ended December 31,		Year Ended December 31,
(In Millions Except Per Share Amounts)	2019	2018	2019	2018
Revenue	$604.4	$497.1	$2,222.6	$1,958.6
Operating Income	$38.1	$28.6	$138.3	$112.7
Net Income	$40.6	$20.2	$113.9	$82.1
Diluted EPS	$1.00	$0.50	$2.83	$2.06

Non-GAAP Financial Measures*
EBITDA	$54.5	$41.1	$194.2	$165.3
EBITDA Margin	9.0%	8.3%	8.7%	8.4%
Adjusted Net Income	$32.9	$23.6	$117.0	$98.6
Adjusted Diluted EPS	$0.81	$0.59	$2.91	$2.47
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

As a result of increased demand for our services and solutions, revenue was $604 million for the quarter and $2.22 billion for the year, up 22% and 13% over the comparable 2018 periods, respectively. In both the quarter and for the full year, revenue growth was driven by a combination of organic expansion from recent contract awards and acquisitions.

Operating income was $38.1 million for the quarter and $138.3 million for the year, up 33% and 23% over the comparable 2018 periods, respectively.

EBITDA was $54.5 million for the quarter and $194.2 million for the year, up 33% and 17% over the comparable 2018 periods, respectively. EBITDA margin was 9.0% for the quarter and 8.7% for the year, both showing improvement compared to respective 2018 periods.

Net income was $40.6 million for the quarter and $113.9 million for the year, up 101% and 39% over the comparable 2018 periods, respectively. Diluted earnings per share ("EPS") was $1.00 for the quarter and $2.83 for the year, up 100% and 37% over the comparable 2018 periods, respectively. Net income and EPS in the quarter and for the year benefited from a $12 million reduction to our income tax expense resulting from the reassessment of current and prior years research and development tax credits.

Adjusted net income was $32.9 million for the quarter and $117.0 million, up 39% and 19% over the comparable 2018 periods, respectively. Adjusted diluted EPS was $0.81 for the quarter and $2.91 for the year, up 37% and 18% over the comparable 2018 periods, respectively.

Cash Management and Capital Deployment

For the year, cash flow from operations totaled $221 million. Days sales outstanding (DSO) were 59 days, an improvement of 14 days compared to the fourth quarter of 2018.

During the quarter, the Company paid $10.8 million, or $0.27 per share, as part of its regular cash dividend program to its common stockholders of record as of December 6, 2019. As of December 31, 2019, the Company had $8.9 million in cash and cash equivalents and $36.5 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The Company has increased the amount of its quarterly cash dividend from $0.27 to $0.32 per share.

The Board of Directors has declared a quarterly dividend of $0.32 to be paid on March 20, 2020 to all common stockholders of record as of March 6, 2020, as part of its regular quarterly cash dividend program. Based on the average of recent trading prices the new annual yield is approximately 1.6%. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $413 million in the quarter, representing a book-to-bill ratio of 0.7. For the year, contract awards totaled $2.9 billion for a book-to-bill ratio of 1.3. In 2019, approximately 50% of the awards were for new business. Book-to-bill ratios for both the quarter and the year reflect a healthy awards environment and ManTech's strong market positioning. Proposal activity remains robust and the Company expects contract awards to continue at a healthy pace in 2020.

The Company's backlog of business at the end of the year was $9.1 billion, including $1.3 billion of funded backlog.

Forward Guidance

The Company expects to achieve revenue, adjusted net income and adjusted diluted earnings per share in 2020 as specified in the table below.

Measure	Fiscal 2020 Guidance
Revenue (million)	$2,375 - $2,475
Adjusted Net Income* (million)	$126.2 - $132.4
Adjusted Diluted EPS*	$3.08 - $3.23
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures."

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and discrete tax items. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to the inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have a significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, “I am delighted with the superb financial performance in 2019 across all of our key metrics. We are confident in the momentum of the business to forecast continued growth in 2020. Our unrelenting focus is on delivering value to our customers, employees and shareholders."

Conference Call

ManTech executive management will hold a conference call on February 19, 2020, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 2791557. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or failure to compete effectively for new contract awards or to retain existing U.S. government contracts; inability to recruit and retain sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies, or federal budget constraints generally; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors’ protests of new contracts that are awarded to us; disruption of our business or damage to our reputation resulting from cyber attacks or other security threats ; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating contracts; failure to comply with, or adverse changes in, complex U.S. government laws and procurement regulations; adverse results of U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risks associated with conducting business internationally; and adverse changes in business conditions that may cause our investments in recorded goodwill to be become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$8,854	$5,294
Receivables—net	398,976	405,378
Taxes receivable—current	21,996	—
Prepaid expenses	20,030	23,398
Other current assets	4,878	5,915
Total Current Assets	454,734	439,985
Goodwill	1,191,259	1,085,806
Other intangible assets—net	196,778	171,962
Operating lease right of use assets	117,728	—
Property and equipment—net	85,631	51,427
Employee supplemental savings plan assets	36,777	30,501
Investments	11,550	11,830
Other assets	13,457	12,360
TOTAL ASSETS	$2,107,914	$1,803,871
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$146,016	$126,066
Accrued salaries and related expenses	97,298	89,058
Operating lease obligations—current	29,047	—
Contract liabilities	27,620	28,209
Total Current Liabilities	299,981	243,333
Deferred income taxes	131,782	108,956
Operating lease obligations—long term	103,148	—
Long term debt	36,500	7,500
Accrued retirement	35,552	30,999
Other long-term liabilities	10,309	11,889
TOTAL LIABILITIES	617,272	402,677
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,235,860 and 26,817,513 shares issued at December 31, 2019 and 2018; 26,991,747 and 26,573,400 shares outstanding at December 31, 2019 and 2018	272	268
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,187,195 and 13,188,045 shares issued and outstanding at December 31, 2019 and 2018	132	132
Additional paid-in capital	525,851	506,970
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2019 and 2018	(9,158)	(9,158)
Retained earnings	973,767	903,084
Accumulated other comprehensive loss	(222)	(102)
TOTAL STOCKHOLDERS' EQUITY	1,490,642	1,401,194
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,107,914	$1,803,871

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUE	$604,413	$497,072	$2,222,559	$1,958,557
Cost of services	515,198	427,595	1,893,461	1,678,100
General and administrative expenses	51,121	40,884	190,773	167,715
OPERATING INCOME	38,094	28,593	138,325	112,742
Interest expense	(506)	(371)	(2,594)	(2,378)
Interest income	49	76	450	161
Other income (expense), net	(33)	17	(83)	80
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	37,604	28,315	136,098	110,605
(Provision) benefit for income taxes	3,017	(8,118)	(22,212)	(28,530)
Equity in earnings (losses) of unconsolidated subsidiaries	—	(5)	4	22
NET INCOME	$40,621	$20,192	$113,890	$82,097

BASIC EARNINGS PER SHARE:
Class A common stock	$1.01	$0.51	$2.85	$2.08
Class B common stock	$1.01	$0.51	$2.85	$2.08
DILUTED EARNINGS PER SHARE:
Class A common stock	$1.00	$0.50	$2.83	$2.06
Class B common stock	$1.00	$0.50	$2.83	$2.06

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year ended December 31,
	2019	2018
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$113,890	$82,097
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	55,879	52,569
Noncash lease expense	27,619	—
Deferred income taxes	15,739	11,762
Stock-based compensation expense	7,493	5,073
Bad debt expense	3,000	—
Contract loss reserve	(1,481)	—
Loss on sale and retirement of property and equipment	171	75
Equity in (earnings) of unconsolidated subsidiaries	(4)	(22)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	24,660	(87,098)
Taxes receivable—current	(21,996)	18,732
Prepaid expenses	419	(613)
Other current assets	4,060	(1,321)
Employee supplemental savings plan asset	(6,297)	1,754
Accounts payable and accrued expenses	10,850	5,327
Accrued salaries and related expenses	2,796	2,095
Operating lease obligations	(28,520)	—
Contract liabilities	(589)	6,110
Accrued retirement	4,553	(3,518)
Other long-term liabilities	9,380	1,384
Other	(216)	(967)
Net cash flow from operating activities	221,406	93,439
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(152,851)	(5,279)
Purchases of property and equipment	(54,795)	(30,114)
Deferred contract costs	(3,878)	(5,233)
Investment in capitalized software for internal use	(3,677)	(5,018)
Proceeds from equity method investment	283	—
Proceeds from corporate owned life insurance	21	1,300
Net cash used in investing activities	(214,897)	(44,344)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowings under revolving credit facility	624,000	575,500
Repayments under revolving credit facility	(595,000)	(599,000)
Dividends paid	(43,205)	(39,624)
Proceeds from exercise of stock options	12,895	12,595
Payment consideration to tax authority on employee's behalf	(1,503)	(2,723)
Principal paid on financing leases	(136)	—
Net cash used in financing activities	(2,949)	(53,252)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,560	(4,157)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,294	9,451
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,854	$5,294

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended December 31,		Year Ended December 31,
(In Thousands)	2019	2018	2019	2018
NET INCOME	$40,621	$20,192	$113,890	$82,097
Equity in losses (earnings) of unconsolidated subsidiaries	—	5	(4)	(22)
Provision (benefit) for income taxes	(3,017)	8,118	22,212	28,530
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$37,604	$28,315	$136,098	$110,605
Other expense (income), net	33	(17)	83	(80)
Interest income	(49)	(76)	(450)	(161)
Interest expense	506	371	2,594	2,378
Depreciation and amortization	16,409	12,541	55,879	52,569
EBITDA	$54,503	$41,134	$194,204	$165,311
EBITDA Margin	9.0%	8.3%	8.7%	8.4%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended December 31,		Year Ended December 31,
(In Thousands Except Per Share Amounts)	2019	2018	2019	2018
NET INCOME	$40,621	$20,192	$113,890	$82,097
Amortization of acquired intangibles	5,495	4,849	20,139	22,249
Research and development tax credit	(11,941)	—	(11,941)	—
Adjustments for tax effect	(1,302)	(1,392)	(5,055)	(5,740)
ADJUSTED NET INCOME	$32,873	$23,649	$117,033	$98,606

ADJUSTED DILUTED EPS
Class A common stock	$0.81	$0.59	$2.91	$2.47
Class B common stock	$0.81	$0.59	$2.91	$2.47

Investor Relations	Media
Stephen Vather	Jim Crawford
Vice President, M&A and Investor Relations	Executive Director, External Communications
(703) 218-6093	(571) 446-7550
Stephen.Vather@ManTech.com	James.Crawford2@ManTech.com